As filed with the Securities and Exchange Commission on November 2, 2001.

                                                      Registration No. 333-_____


                       ==================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            MUELLER INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                             25-0790410
  ----------------------------                                ----------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        8285 Tournament Drive, Suite 150
                            Memphis, Tennessee 38125
                            ------------------------
                    (Address of Principal Executive Offices)

                Mueller Industries, Inc. Stock Option Agreements
                    for Harvey L. Karp and William D. O'Hagan
                    -----------------------------------------
                            (Full title of the plan)

                               John P. Fonzo, Esq.
                  Vice President, General Counsel and Secretary
                            Mueller Industries, Inc.
                        8285 Tournament Drive, Suite 150
                            Memphis, Tennessee 38125
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (901) 753-3200
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy To:

                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE

---------------------------------   --------------   -------------------------   ---------------------------   -----------------
Title of Securities to be           Amount to be     Proposed Maximum Offering   Proposed Maximum Aggregate    Amount of
Registered                          Registered(1)    Price Per Share (2)         Offering Price (2)            Registration Fee
---------------------------------   --------------   -------------------------   ---------------------------   -----------------
Common Stock, par value $0.01
per share                           3,980,000        $29.10                      $115,818,000                  $28,954.50

(1) Represents 3,600,000 shares of common stock, par value $0.01 per share, of Mueller Industries, Inc. (the "Common Stock"), issuable pursuant to Mr. Karp's Option Agreements and 380,000 shares of Common Stock issuable pursuant to Mr. O'Hagan's Option Agreements, together with an indeterminate number of shares of Common Stock which become issuable under Mr. Karp's Option Agreements and Mr. O'Hagan's Option Agreements as a result of any stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Item 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

     This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales of shares of Common Stock that have been or may be issued under various option agreements between the Registrant and Harvey L. Karp and various option agreements between the Registrant and William D. O'Hagan.

REOFFER PROSPECTUS

                                4,279,204 SHARES

                                  COMMON STOCK

     This Prospectus relates to the sale by certain selling stockholders of Mueller Industries, Inc. (the "Company" or "we") of up to 4,279,204 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which they have acquired or may acquire pursuant to option agreements with the Company (the "Option Agreements.")

                         ------------------------------

     INVESTING IN THE COMMON STOCK INCLUDES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                         ------------------------------

     This Prospectus may be used by any selling stockholder or by any broker-dealer who may participate in sales of the shares.

     The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares.

     The Common Stock trades on the New York Stock Exchange under the symbol "MLI".

                         ------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 2, 2001.

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

The Company...................................................................3
Risk Factors..................................................................3
       Competitive Industry...................................................4
       Cost of Raw Materials..................................................4
       Cyclicality of End-Use Markets.........................................4
       Reliance on Key Management.............................................5
       Environmental Considerations...........................................5
       Anti-Takeover Provisions...............................................5
Use of Proceeds...............................................................5
Selling Stockholders..........................................................5
Plan of Distribution..........................................................6
Experts.......................................................................7
Legal Matters.................................................................7
Where You Can Find Available Information......................................8
Documents Incorporated by Reference...........................................8

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                   THE COMPANY

     The Company is a leading manufacturer of copper, brass, plastic, and aluminum products. The range of these products is broad: copper tube and fittings; brass and copper alloy rod, bar, and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Our plants are located throughout the United States, and in Canada, France, and Great Britain. We also own a short line railroad in Utah.

     Our businesses are managed and organized into three segments: (i) Standard Products Division ("SPD"); (ii) Industrial Products Division ("IPD"); and (iii) Other Businesses. SPD manufactures and sells copper tube, copper and plastic fittings, and valves. Outside of the United States, SPD manufactures copper tube in Europe and copper fittings in Canada. SPD sells these products to wholesalers in the HVAC (heating, ventilation, and air-conditioning), plumbing, and refrigeration markets, and to distributors to the manufactured housing and recreational vehicle industries. IPD manufactures and sells brass and copper alloy rod, bar, and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; refrigeration valves and fittings; fabricated tubular products; and gas valves and assemblies. IPD sells its products primarily to original equipment manufacturers ("OEMs"), many of which are in the HVAC, plumbing, and refrigeration markets. Other Businesses include Utah Railway Company and other natural resource properties and interests. SPD and IPD account for more than 98 percent of consolidated net sales and more than 86 percent of consolidated net assets. The majority of our manufacturing facilities operated at high levels during 2000, 1999 and 1998.

                                  RISK FACTORS

     PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INCLUDES ASSUMPTIONS CONCERNING THE COMPANY'S OPERATIONS, FUTURE RESULTS, AND PROSPECTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO RISK AND UNCERTAINTIES. IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY PROVIDES THE FOLLOWING CAUTIONARY STATEMENT IDENTIFYING IMPORTANT ECONOMIC, POLITICAL, AND TECHNOLOGICAL FACTORS, AMONG OTHERS, THE ABSENCE OF WHICH COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS AND RELATED ASSUMPTIONS.

     SUCH FACTORS INCLUDE: (i) CONTINUATION OF THE CURRENT AND PROJECTED FUTURE BUSINESS ENVIRONMENT, INCLUDING INTEREST RATES AND CAPITAL AND CONSUMER SPENDING, (ii) A STRONG DOMESTIC HOUSING INDUSTRY ENVIRONMENT; (iii) FLUCTUATIONS IN COMMODITY PRICES

(INCLUDING PRICES OF COPPER AND OTHER RAW MATERIALS); (iv) COMPETITIVE FACTORS AND COMPETITOR RESPONSES TO THE COMPANY'S INITIATIVES; (v) SUCCESSFUL IMPLEMENTATION AND COMPLETION OF MAJOR CAPITAL PROJECTS; (vi) STABILITY OF GOVERNMENT LAWS AND REGULATIONS, INCLUDING TAXES; AND (vii) CONTINUATION OF THE ENVIRONMENT TO MAKE ACQUISITIONS, DOMESTIC AND FOREIGN, INCLUDING REGULATORY REQUIREMENTS AND MARKET VALUES OF CANDIDATES.

COMPETITIVE INDUSTRY

     The Company's business is highly competitive. The principal bases of such competition are customer service, product availability and price. No material part of the Company's business depends upon a single customer or a small group of related customers. We compete with various companies depending on the product line. In the U.S. copper tubing business, the domestic competition includes Cerro Copper Products Co., Inc., Reading Tube Corporation and Wolverine Tube, Inc., as well as many actual and potential foreign competitors. In the European copper tubing business, we compete with more than ten European-based manufacturers of copper tubing as well as foreign-based manufacturers. Additionally, our copper tube businesses compete with a large number of manufacturers of substitute products made from plastic, iron and steel. In the copper fittings market, competitors include Elkhart Products, a division of Amcast Industrial Corporation, and NIBCO, Inc., as well as several foreign manufacturers. The plastic fittings competitors include NIBCO, Inc., Charlotte Pipe and Foundry and other companies.

COST OF RAW MATERIALS

     The cost of copper and brass is the largest component of the Company's variable costs of production. The cost of these materials is subject to global market fluctuations caused by factors outside of our control. Significant increases in the cost of metal, to the extent not reflected in prices for our finished products, could materially and adversely affect our business, results of operations and financial condition.

     The Company occasionally enters into forward fixed-price contracts with certain customers and may rely on futures or option contracts to hedge risks associated with such arrangements. The Company may also use futures or option contracts to manage price risk associated with metals inventory.

CYCLICALITY OF END-USE MARKETS

     The Company's markets are cyclical and are significantly affected by changes in general and local economic conditions, especially as they affect housing starts, such as economic growth, employment, financing availability, interest rates, consumer confidence and housing demand. Decreases in demand associated with such conditions can reduce the prices which we can ask for our products.

RELIANCE ON KEY MANAGEMENT

     Our business requires managerial and operational expertise. Future success will depend on our ability to retain and recruit talented management and skilled employees, which is inherently uncertain.

ENVIRONMENTAL CONSIDERATIONS

     The Company's operations are subject to environmental laws and regulations governing air emissions, wastewater discharges, the handling, disposal and remediation of hazardous wastes and employee health and safety. While the current cost of environmental compliance does not have a material adverse effect upon the Company, there can be no assurance that future costs of compliance will not have a material adverse effect upon the Company's consolidated financial condition, result of operations or cash flows.

     Future environmental regulations, including those under the Clean Air Act, are likely to impose additional requirements on the Company's business. See "Businesses -- Environmental Matters" in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 incorporated in this Prospectus by reference.

ANTI-TAKEOVER PROVISIONS

     The Company's Certificate of Incorporation and By-laws contain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions include advance notice procedures for stockholders to submit proposals for consideration at stockholders' meetings or to nominate persons for election as directors. The Company is subject to Section 203 of the Delaware General Corporation Law, which limits transactions between a publicly held company and "interested stockholders" (generally, those stockholders who, together with their affiliates and associates, own 15% or more of the Company's outstanding capital stock). This provision of Delaware law also may have the effect of deterring some acquisitions of the Company. In addition, the Company has entered into a Shareholder Rights Plan which may have certain anti-takeover effects.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares covered by this Prospectus.

                              SELLING STOCKHOLDERS

     The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders who may be considered "affiliates" of the Company (or transferees thereof) and who have acquired or may acquire such shares pursuant to the Option Agreements. The Selling Stockholders named below may resell all, a portion or none of such shares from time to time.

     The table below sets forth, as of September 30, 2001: (i) the name of each Selling Stockholder, (ii) his position(s) with the Company and its predecessor or affiliates over the last three years, (iii) the number of shares of Common Stock owned by each such Selling Stockholder as of that date, (iv) the number of shares covered by this Prospectus that may be sold for the account of such Selling Stockholder, and (v) the number of shares and percentage of class that would be owned by each such Selling Stockholder if all such registered shares were issued to and then sold by the Selling Stockholders. If additional options or shares are granted to Selling Stockholders, a Prospectus Supplement will be filed amending the following table. None of the Selling Stockholders named in the table has any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described below.


                                                                         SHARES THAT WOULD BE
                                                                          OWNED IF ALL SHARES
                                                                            COVERED BY THIS
                                                                         PROSPECTUS WERE SOLD
                                                                         --------------------
                             NUMBER OF SHARES        NUMBER OF SHARES
                            OWNED BEFORE THIS        COVERED BY THIS                   PERCENT
NAME AND POSITION              OFFERING(1)             PROSPECTUS         NUMBER     OF CLASS (3)
                            -----------------        ----------------     ------     ------------

Harvey L. Karp                  3,634,000              3,600,000(2)       34,000         *
Chairman of the Board

William D. O'Hagan                646,298                646,298(2)            0         0
President and Chief
Executive Officer

O'Hagan Limited                    28,838                 28,838               0         0
Partnership

June O'Hagan                        4,068                  4,068               0         0


(1) Includes outstanding shares actually owned by the Selling Stockholders as of September 30, 2001.

(2) Includes shares underlying options granted to the Selling Stockholders under the Option Agreements as of September 30, 2001, without regard to whether such options were currently exercisable or became exercisable within 60 days after September 30, 2001.

(3) Calculated based on 33,425,554 shares of Common Stock outstanding as of September 29, 2001 plus the additional shares that would be outstanding if all options reflected in the second column of the table were exercised.

                              PLAN OF DISTRIBUTION

     All of the shares covered by this Prospectus would be sold by the Selling Stockholders. The Company would not receive any of the proceeds from such sales.

----------
* Less than 1%

     The Company has been advised that the shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by any pledgee or other successor in interest to the Selling Stockholders, in regular brokerage transactions on the New York Stock Exchange or otherwise in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale or at negotiated prices.

     The Selling Stockholders, or any pledgee or other successor in interest, may sell shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, any such pledgee or other successor in interest, or from the purchasers of shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). The Selling Stockholders and any such dealers or agents that participate in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such dealers and agents may engage in transactions with, and perform services for, the Company.

     Certain expenses in connection with the registration of the shares under the Securities Act, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Stockholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation paid to broker-dealers.

     Any shares that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

     It is not certain that the Selling Stockholders will sell any or all of the shares covered by this Prospectus.

                                     EXPERTS

     The consolidated financial statements and schedule of Mueller Industries, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, which registers the shares of Common Stock being offered by this Prospectus. The Registration Statement, including its attached exhibits and schedules, contains additional relevant information about us and the Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus. Such additional information is available for inspection and copying at the offices of the Commission.

     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this Prospectus. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information for investors.

     The Company incorporates by reference the following documents:

     (a) Its Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 29, 2001, filed pursuant to the Exchange Act.

     (c) The description of the Common Stock, which is contained in our Registration Statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, as amended by our Form 8, dated February 12, 1991.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares described in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125,
Attention: John P. Fonzo, Vice President, General Counsel and Secretary.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission by Mueller Industries, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 30, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 29, 2001, filed pursuant to the Exchange Act.

     (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, as amended by the Company's Form 8, dated February 12, 1991.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. Robert B. Hodes, counsel to Willkie Farr & Gallagher, is a non-employee director of the Company and is the beneficial owner of 44,000 shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article 7 of the Company's Certificate of Incorporation, as amended (the "Certificate") and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her individual capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Certificate and the By-Laws provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The By-Laws further provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable

Item 8. EXHIBITS

Exhibit No.                       Description of Exhibits
-----------                       -----------------------

     5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24         Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of November, 2001.

                                       MUELLER INDUSTRIES, INC.



                                       By: /s/ Harvey L. Karp
                                           ---------------------
                                           Harvey L. Karp
                                           Chairman of the Board

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Mueller Industries, Inc. hereby severally constitutes and appoints Harvey L. Karp and William D. O'Hagan as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                      Title                          Date
       ---------                      -----                          ----


/s/ Harvey L. Karp         Chairman of the Board and            November 1, 2001
-----------------------    Director
Harvey L. Karp


/s/ William D. O'Hagan     President, Chief Executive           November 1, 2001
-----------------------    Officer and Director
William D. O'Hagan         (Principal Executive Officer)


/s/ Kent A. McKee          Vice President and Chief             November 1, 2001
-----------------------    Financial Officer (Principal
Kent A. McKee              Financial Officer and Principal
                           Accounting Officer)


/s/ Robert B. Hodes        Director                             November 1, 2001
-----------------------
Robert B. Hodes


/s/ G.E. Manolovici        Director                             November 1, 2001
-----------------------
G.E. Manolovici


/s/ Gary S. Gladstein      Director                             November 1, 2001
-----------------------
Gary S. Gladstein

                                INDEX TO EXHIBITS



Exhibit No.                       Description of Exhibit
-----------                       ----------------------

     5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24         Power of Attorney (reference is made to the signature page).